EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 4 to Registration Statement No. 333-148414 on Form S-11 of our reports dated March 31, 2009, relating to the consolidated financial statements of Behringer Harvard Multifamily REIT I, Inc. and subsidiaries, Behringer Harvard Baileys Venture, LLC and subsidiaries, Behringer Harvard Cameron House Venture, LLC and subsidiaries, Behringer Harvard Columbia Venture, LLC and subsidiaries, Behringer Harvard Johns Creek Venture, LLC and subsidiaries, Behringer Harvard Lovers Lane Venture I, LLC and subsidiaries, Behringer Harvard Satori Venture, LLC and subsidiaries, and Behringer Harvard St. Rose Venture, LLC and subsidiaries, appearing in the Annual Report on Form 10-K of Behringer Harvard Multifamily REIT I, Inc. for the year ended December 31, 2008, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas

January 14, 2010